                                                                     EXHIBIT 1.2
                                                                           DRAFT
                                                                October 23, 1996


                          UNITED MERIDIAN CORPORATION
                            (a Delaware corporation)

                   1,150,000 Shares of Series A Common Stock

                           (Par Value $.01 Per Share)

                        INTERNATIONAL PURCHASE AGREEMENT

                                                                __________, 1996


MERRILL LYNCH INTERNATIONAL
J. P. Morgan Securities Ltd.
Howard, Weil, Labouisse, Friedrichs Incorporated
Petrie, Parkman & Co., Inc.
  as Lead Managers of the several International Managers
c/o  Merrill Lynch International
Ropemaker Place
25 Ropemaker Street
London EC24 9L4
England

Ladies and Gentlemen:

       United Meridian Corporation, a Delaware corporation (the "Company"), and the persons listed in Schedule B hereto (the "Selling Shareholders") confirm their respective agreements with Merrill Lynch International ("Merrill Lynch") and each of the other international underwriters named in Schedule A hereto (collectively, the "International Managers," which term shall also include any underwriter substituted as hereinafter provided in Section 10 hereof), for whom Merrill Lynch, J. P. Morgan Securities Ltd., Howard, Weil, Labouisse, Friedrichs Incorporated and Petrie, Parkman & Co., Inc. are acting as representatives (in such capacity, the "Lead Managers"), with respect to (i) the sale by the Company and the Selling Shareholders, acting severally and not jointly, and the purchase by the International Managers, acting severally and not jointly, of the respective numbers of shares of Series A Common Stock, par value $.01 per share, of the Company ("Common Stock") set forth in Schedule A and Schedule B hereto, and (ii) the grant by the Company to the International Managers, acting severally and not jointly, of the option described in Section 2(b) hereof to purchase all or any part of 172,500 additional shares of Common Stock to cover over-allotments, if any. The aforesaid 1,150,000 shares of Common Stock (the "Initial International Securities") to be purchased by the International Managers and all or any part of the 172,500 shares of Common Stock subject to the option described in Section 2(b) hereof (the "International Option Securities") are hereinafter called, collectively, the "International Securities."

       It is understood that the Company and the Selling Shareholders are concurrently entering into an agreement dated the date hereof (the "U.S. Purchase Agreement") providing for the sale by the Company and the Selling Shareholders, acting severally and not jointly, of an aggregate of 4,600,000 shares of Common Stock (the "Initial U.S. Securities") through arrangements with certain underwriters in the United States and Canada (the "U.S. Underwriters") for which Merrill Lynch, Pierce, Fenner & Smith Incorporated, J.
P. Morgan Securities Inc., Howard, Weil, Labouisse Friedrichs Incorporated and Petrie, Parkman & Co., Inc. are acting as representatives (the "U.S. Representatives") and the grant by the Company to the U.S. Underwriters, acting severally and not jointly, of an option to purchase all or any part of the U.S. Underwriters' pro rata portion of up to 690,000 additional shares of Common Stock solely to cover overallotments, if any (the "U.S. Option Securities" and, together with the International Option Securities, the "Option Securities"). The Initial U.S. Securities and the U.S. Option Securities are hereinafter called the "U.S. Securities." It is understood that the Company and the Selling Shareholders acting severally and not jointly, are not obligated to sell and the International Managers are not obligated to purchase, any Initial International Securities unless all of the Initial U.S. Securities are contemporaneously purchased by the U.S. Underwriters.

       The International Managers and the U.S. Underwriters are hereinafter collectively called the "Underwriters," the Initial International Securities and the Initial U.S. Securities are hereinafter collectively called the "Initial Securities," and the International Securities and the U.S. Securities are hereinafter collectively called the "Securities."

       The Underwriters will concurrently enter into an Intersyndicate Agreement of even date herewith (the "Intersyndicate Agreement") providing for the coordination of certain transactions among the Underwriters under the direction of Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated (in such capacity, the "Global Coordinator").

       The Company and the Selling Shareholders understand that the International Managers propose to make a public offering of the International Securities as soon as the Lead Managers deem advisable after this Agreement has been executed and delivered.

       The Company has filed with the Securities and Exchange Commission (the "Commission") a registration statement on Form S-3 (No. 333-12823) covering the registration of the Securities under the Securities Act of 1933, as amended (the "1933 Act"), including the related preliminary prospectus or prospectuses. Promptly after execution and delivery of this Agreement, the Company will either (i) prepare and file a prospectus in accordance with the provisions of Rule 430A ("Rule 430A") of the rules and regulations of the Commission under the 1933 Act (the "1933 Act Regulations") and paragraph (b) of Rule 424 ("Rule 424(b)") of the 1933 Act Regulations or (ii) if the Company has elected to rely upon Rule 434 ("Rule 434") of the 1933 Act Regulations, prepare and file a term sheet (a "Term Sheet") in accordance with the provisions of Rule 434 and Rule 424(b). Two forms of prospectus are to be used in connection with the offering and sale of the Securities: one relating to the International Securities (the "Form of International Prospectus") and one relating to the U.S. Securities (the "Form of U.S. Prospectus"). The Form of International Prospectus is identical to the Form of U.S. Prospectus, except for the front cover and back cover pages and the information under the caption "Underwriting." The information included in any such prospectus or in any such Term Sheet, as the case may be, that was omitted from such registration statement at the time it became effective but that is deemed to be part of such registration statement at the time it became effective (a) pursuant to paragraph (b) of Rule 430A is referred to as "Rule 430A Information" or (b) pursuant to paragraph (d) of Rule 434 is referred to as "Rule 434 Information." Each Form of International Prospectus and Form of U.S. Prospectus used before such registration statement became effective, and any prospectus that omitted, as applicable, the Rule 430A Information or the Rule 434 Information, that was used after such effectiveness and prior to the execution and delivery of this Agreement, is herein called a "preliminary prospectus." Such registration statement, including the exhibits thereto, schedules thereto, if any, and the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the 1933 Act, at the time it became effective and including the Rule 430A Information and the Rule 434 Information, as applicable, is herein called the "Registration Statement." Any registration statement filed pursuant to Rule 462(b) of the 1933 Act Regulations is herein referred to as the "Rule 462(b) Registration Statement," and after such filing the term "Registration Statement" shall include the Rule 462(b) Registration Statement. The final Form of International Prospectus and the final Form of U.S. Prospectus, including the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the 1933 Act, in the forms first furnished to the Underwriters for use in connection with the offering of the Securities are herein called the "International Prospectus" and the "U.S. Prospectus," respectively, and collectively, the "Prospectuses." If Rule 434 is relied on, the terms "International Prospectus" and "U.S. Prospectus" shall refer to the preliminary International Prospectus dated October 7, 1996 and preliminary U.S. Prospectus dated October 7, 1996, respectively, each together with the applicable Term Sheet and all references in this Agreement to the date of such Prospectuses shall mean the date of the applicable Term Sheet. For purposes of this Agreement, all references to the Registration Statement, any preliminary prospectus, the International Prospectus, the U.S. Prospectus or any Term Sheet or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system ("EDGAR").

       All references in this Agreement to financial statements and schedules and other information which is "contained," "included" or "stated" in the Registration Statement, any preliminary prospectus (including the Form of International Prospectus and Form of U.S. Prospectus) or the Prospectuses (or other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information which is incorporated by reference in the Registration Statement, any preliminary prospectus (including the Form of International Prospectus and Form of U.S. Prospectus) or the Prospectuses, as the case may be; and all references in this Agreement to amendments or supplements to the Registration Statement, any preliminary prospectus or the Prospectuses shall be deemed to mean and include the filing of any document under the Securities Exchange Act of 1934 (the "1934 Act") which is incorporated by reference in the Registration Statement, such preliminary prospectus or the Prospectuses, as the case may be.

       SECTION 1.  Representations and Warranties.

       (a) Representations and Warranties by the Company. The Company represents and warrants to each International Manager as of the date hereof, as of the Closing Time referred to in Section 2(c) hereof, and as of each Date of Delivery (if any) referred to in Section 2(b), hereof and agrees with each International Manager, as follows:

              (i) Compliance with Registration Requirements. The Company meets the requirements for use of Form S-3 under the 1933 Act. Each of the Registration Statement and any Rule 462(b) Registration Statement has become effective under the 1933 Act and no stop order suspending the effectiveness of the Registration Statement or any Rule 462(b) Registration Statement has been issued under the 1933 Act and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Company, are contemplated by the Commission, and any request on the part of the Commission for additional information has been complied with.

              At the respective times the Registration Statement, any Rule 462(b) Registration Statement and any post- effective amendments thereto became effective and at the Closing Time (and, if any International Option Securities are purchased, at the Date of Delivery), the Registration Statement, the Rule 462(b) Registration Statement and any amendments and supplements thereto complied and will comply in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations and did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. Neither of the Prospectuses nor any amendments or supplements thereto, at the time the Prospectuses or any amendments or supplements thereto were issued and at the Closing Time (and, if any International Option Securities are purchased, at the Date of Delivery), included or will include an untrue statement of a material fact or omitted or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. If Rule 434 is used, the Company will comply with the requirements of Rule 434. The representations and warranties in this subsection shall not apply to statements in or omissions from the Registration Statement or the International Prospectus made in reliance upon and in conformity with information furnished to the Company in writing by any International Manager through the Lead Managers expressly for use in the Registration Statement or the International Prospectus.

              Each preliminary prospectus and the prospectuses filed as part of the Registration Statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the 1933 Act, complied when so filed in all material respects with the 1933 Act Regulations and each preliminary prospectus and the Prospectuses delivered to the Underwriters for use in connection with this offering was identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

              (ii) Incorporated Documents. The documents incorporated or deemed to be incorporated by reference in the Registration Statement and the Prospectuses, at the time they were or hereafter are filed with the Commission, complied and will comply in all material respects with the requirements of the 1934 Act and the rules and regulations of the Commission thereunder (the "1934 Act Regulations"), and, when read together with, and as modified or superseded by, the other information in the Prospectuses, at the time the Registration Statement became effective, at the time the Prospectuses were issued and at the Closing Time (and, if any International Option Securities are purchased, at the Date of Delivery), did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

              (iii) Independent Accountants. The accountants who certified the financial statements and supporting schedules included in the Registration Statement are independent public accountants with respect to the Company and its subsidiaries as required by the 1933 Act and the 1933 Act Regulations.

              (iv) Financial Statements. The financial statements included in the Registration Statement and the Prospectuses, together with the related schedules and notes, present fairly the financial position of the Company and its consolidated subsidiaries at the dates indicated and the statement of operations, stockholders' equity and cash flows of the Company and its consolidated subsidiaries for the periods specified; except as otherwise stated in the Registration Statement said financial statements have been prepared in conformity with generally accepted accounting principles ("GAAP") applied on a consistent basis throughout the periods involved. The supporting schedules, if any, included in the Registration Statement present fairly in accordance with GAAP the information required to be stated therein. The selected financial data and the summary financial information included in the Prospectuses present fairly in all material respects the information shown therein and have been compiled on a basis consistent with that of the audited financial statements included in the Registration Statement.

              (v) No Material Adverse Change in Business. Since the respective dates as of which information is given in the Registration Statement and the Prospectuses, except as otherwise stated therein, (A) there has been no material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, (B) there have been no transactions entered into by the Company or any of its subsidiaries, other than those in the ordinary course of business, which are material with respect to the Company and its subsidiaries considered as one enterprise, and (C) except as described in the Registration Statement, there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock.

              (vi) Good Standing of the Company. The Company has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Delaware and has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectuses and to enter into and perform its obligations under this Agreement; and the Company is duly qualified as a foreign corporation to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect.

              (vii) Good Standing of Subsidiaries. Each subsidiary of the Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectuses and is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a material adverse effect on the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise ("Material Adverse Effect"); all of the issued and outstanding capital stock of each such subsidiary has been duly authorized and validly issued, is fully paid and non-assessable and (except for approximately one-half of the shares of Havre Pipeline LLC) is owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity except as described in the Prospectuses and except for the pledge of such shares to secure borrowings as described in the Prospectuses. The subsidiaries of the Company listed on Schedule D hereto include each subsidiary of the Company that is a "significant subsidiary" as defined in Rule 1-02 of Regulation S-X.

              (viii) Capitalization. The authorized, issued and outstanding capital stock of the Company is as set forth in the Prospectuses in the column entitled "Historical" under the caption "Capitalization" (except for subsequent issuances, if any, pursuant to this Agreement, pursuant to reservations, agreements or employee benefit plans referred to in the Prospectuses or pursuant to the exercise of convertible securities, options or rights referred to in the Prospectuses and except for the authorized and undesignated preferred stock of the Company). The shares of issued and outstanding capital stock of the Company have been duly authorized and validly issued and are fully paid and non-assessable; none of the outstanding shares of capital stock of the Company was issued in violation of the preemptive or other similar rights of any securityholder of the Company.

              (ix) Authorization of Agreement. This Agreement and the U.S. Purchase Agreement have been duly authorized, executed and delivered by the Company.

              (x) Authorization and Description of Securities. The Securities to be purchased by the International Managers and the U.S. Underwriters from the Company have been duly authorized for issuance and sale to the International Managers pursuant to this Agreement and the U.S. Underwriters pursuant to the U.S. Purchase Agreement, respectively, and, when issued and delivered by the Company pursuant to this Agreement and the U.S. Purchase Agreement, respectively, against payment of the consideration set forth herein and the U.S. Purchase Agreement, respectively, will be validly issued, fully paid and non-assessable; the Common Stock conforms in all material respects to all statements relating thereto contained in the Prospectuses and such description conforms in all material respects to the rights set forth in the instruments defining the same; and the issuance of the Securities is not subject to the preemptive or other similar rights of any securityholder of the Company.

              (xi) Absence of Defaults and Conflicts. Neither the Company nor any of its subsidiaries is in violation of its charter or by-laws or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which it or any





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
       of them may be bound, or to which any of the property or assets of the Company or any subsidiary is subject (collectively, "Agreements and Instruments") except for such defaults that would not result in a Material Adverse Effect; and the execution, delivery and performance of this Agreement and the U.S. Purchase Agreement and the consummation of the transactions contemplated in this Agreement, the U.S. Purchase Agreement and in the Registration Statement (including the issuance and sale of the Securities by the Company and the use of the proceeds from the sale of the Securities by the Company as described in the Prospectuses under the caption "Use of Proceeds") and compliance by the Company with its obligations under this Agreement and the U.S. Purchase Agreement have been duly authorized by all necessary corporate action on the part of the Company and do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any subsidiary pursuant to, the Agreements and Instruments (except for such conflicts, breaches or defaults or liens, charges or encumbrances that would not result in a Material Adverse Effect), nor will such action result in any violation of the provisions of the charter or by-laws of the Company or any subsidiary or any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Company or any subsidiary or any of their assets, properties or operations.

              (xii) Absence of Labor Dispute. No labor dispute with the employees of the Company or any subsidiary exists or, to the knowledge of the Company, is imminent, and the Company is not aware of any existing or imminent labor disturbance by the employees of any of its or any subsidiary's principal suppliers, manufacturers or contractors, which, in either case, might reasonably be expected to result in a Material Adverse Effect.

              (xiii) Absence of Proceedings. There is no action, suit, proceeding, inquiry or investigation before or brought by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Company, threatened, against or affecting the Company or any subsidiary, which is required to be disclosed in the Registration Statement (other than as disclosed therein), or which might reasonably be expected to result in a Material Adverse Effect, or which might reasonably be expected to materially and adversely affect the properties or assets thereof or the consummation of the transactions contemplated in this Agreement and the U.S. Purchase Agreement or the performance by the Company of its obligations hereunder or thereunder; when considered in the aggregate all pending legal or governmental proceedings to which the Company or any subsidiary is a party, or of which any of their respective property or assets is the subject, which are not described in the Registration Statement, including ordinary routine litigation incidental to the business, could not reasonably be expected to result in a Material Adverse Effect.

              (xiv) Accuracy of Exhibits. There are no contracts or documents which are required to be described in the Registration Statement, the Prospectuses or the documents incorporated by reference therein or to be filed as exhibits thereto which have not been so described and filed or incorporated by reference as required.

              (xv) Title to Property. The Company and its subsidiaries have good and indefeasible title to real estate and good title to all other properties and assets described in the Prospectuses as owned by them, free and clear of all liens, charges, encumbrances or restrictions, except such as are described in the Prospectuses or are not material to the business of the Company and its subsidiaries considered as one enterprise. The Company and its subsidiaries have valid, subsisting and enforceable leases for the properties described in the Prospectuses as leased by them, with such exceptions as are not material to the business of the Company and its subsidiaries considered as one enterprise and as do not materially interfere with the use made and proposed to be made of such properties by the Company and its subsidiaries.

              (xvi) Absence of Further Requirements. No filing with, or authorization, approval or consent of, any court or governmental authority or agency is necessary or required for the performance by the Company of its obligations hereunder, in connection with the offering, issuance or sale by the Company of the Securities under this Agreement and the U.S. Purchase Agreement or the consummation of the transactions contemplated by this Agreement and the U.S. Purchase Agreement, except such as have been already obtained or made, or will have been obtained or made as of the Closing Time, or as may be required under the 1933 Act or the 1933 Act Regulations and foreign or state securities or blue sky laws.

              (xvii) Possession of Licenses and Permits. The Company and its subsidiaries possess such valid franchises, certificates of convenience and necessity, easements, rights-of-way, operating rights, licenses, permits, consents, authorizations and orders of government political subdivisions or regulatory authorities as, in their respective opinions, are necessary to carry on the respective business of each as presently being conducted as described in the Prospectuses; and neither the Company nor any of its subsidiaries has received any notice of proceedings relating to the revocation or modification of any such certificate, permit or authorization which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a Material Adverse Effect.

              (xviii)Compliance with Laws. Except as set forth in the Prospectuses, the Company and its subsidiaries are in compliance in all material respects with all applicable laws, statutes, ordinances, rules or regulations, except for noncompliances which, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect. Neither the Company nor any of its subsidiaries nor, to the Company's knowledge, any employee or agent of the Company or any subsidiary has made any payment of funds of the Company or any subsidiary or received or retained any funds in violation of any law, rule or regulation of a character required to be disclosed in the Prospectuses.

              (xix) Compliance with Cuba Act. The Company has complied with, and is and will be in compliance with, the provisions of that certain Florida act relating to disclosure of doing business with Cuba, codified as Section 517.075 of the Florida statutes, and the rules and regulations thereunder (collectively, the "Cuba Act") or is exempt therefrom.

              (xx) Investment Company Act. The Company is not, and upon the issuance and sale of the Securities as herein contemplated and the application of the net proceeds therefrom as described in the Prospectuses under the caption "Use of Proceeds" will not be, an "investment company" or an entity "controlled" by an "investment company" as such terms are defined in the Investment Company Act of 1940, as amended (the "1940 Act").

              (xxi) Registration Rights. There are no persons with registration or other similar rights to have any securities registered pursuant to the Registration Statement or otherwise registered by the Company pursuant to the 1933 Act other than rights which have been waived, satisfied or not exercised in accordance with the offering contemplated hereby.

       (b) Representations and Warranties by the Selling Shareholders. Each Selling Shareholder severally, and not jointly, represents and warrants to each International Manager as of the date hereof, and as of the Closing Time, and agrees with each International Manager, as follows:

              (i) Accurate Disclosure. The Shareholder Information (as defined in Section 6(a)) furnished by such Selling Shareholder does not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; such Selling Shareholder is not prompted to sell the Securities to be sold by such Selling Shareholder hereunder by any information of a material nature concerning the Company or any subsidiary of the Company which is not set forth in the Prospectuses.

              (ii) Authorization of Agreement. Each Selling Shareholder has the requisite power and authority to enter into this Agreement and a Power of Attorney and Custody Agreement (the "Power of Attorney and Custody Agreement") and to sell, transfer and deliver the Securities to be sold by such Selling Shareholder hereunder (assuming the effectiveness of the Registration Statement and such authorizations, approvals or consents as may be necessary under foreign or state securities or blue sky laws). The execution and delivery of this Agreement and the Power of Attorney and Custody Agreement and the sale and delivery of the Securities to be sold by such Selling Shareholder and the consummation of the transactions contemplated herein and compliance by such Selling Shareholder with its obligations hereunder have been duly authorized by such Selling Shareholder and do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default under, or result in the creation or imposition of any tax, lien, charge or encumbrance upon the Securities to be sold by such Selling Shareholder pursuant to any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, license, lease or other agreement or instrument to which such Selling Shareholder is a party or by which such Selling Shareholder may be bound, nor will such action result in any violation of the provisions of the charter or by-laws or other organizational instrument of such Selling Shareholder, if applicable, or any applicable treaty, law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over such Selling Shareholder or any of its properties.

              (iii) Good and Valid Title. Such Selling Shareholder has and will at the Closing Time have good and valid title to the Securities to be sold by such Selling Shareholder hereunder, free and clear of any security interest, mortgage, pledge, lien, charge, claim, equity or encumbrance of any kind, other than pursuant to this Agreement, the U.S. Purchase

       Agreement, the Power of Attorney and the Custody Agreement; and upon delivery of such Securities and payment of the purchase price therefor as herein contemplated, assuming each such International Manager is purchasing the Securities in good faith and has no notice of any adverse claim relating to the Securities, each of the International Managers will receive good and valid title to the Securities purchased by it from such Selling Shareholder, free and clear of any security interest, mortgage, pledge, lien, charge, claim, equity or encumbrance of any kind.

              (iv) Due Execution of Power of Attorney and Custody Agreement. Such Selling Shareholder has duly executed and delivered, in the form heretofore furnished to the Lead Managers, the Power of Attorney and Custody Agreement with John B. Brock and Jonathan M. Clarkson, or either of them, as attorneys-in-fact (the "Attorneys- in-Fact") and the Company, as custodian (the "Custodian"); the Custodian is authorized to deliver the Securities to be sold by such Selling Shareholder hereunder and to accept payment therefor; and each Attorney-in-Fact is authorized to execute and deliver this Agreement and the certificate referred to in
       Section 5(f) on behalf of such Selling Shareholder, to sell, assign and transfer to the International Managers the Securities to be sold by such Selling Shareholder hereunder, to determine the purchase price to be paid by the International Managers to such Selling Shareholder, as provided in Section 2(a) hereof, to authorize the delivery of the Securities to be sold by such Selling Shareholder hereunder, to accept payment therefor, and otherwise to act on behalf of such Selling Shareholder in connection with this Agreement.

              (v) Absence of Manipulation. Such Selling Shareholder has not taken, and will not take, any action which is designed to or which has constituted or which might reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

              (vi) Absence of Further Requirements. No filing with, or consent, approval, authorization, order, registration, qualification or decree of, any court or governmental authority or agency, domestic or foreign, is necessary or required for the performance by such Selling Shareholder of its obligations hereunder or in the Power of Attorney and Custody Agreement, or in connection with the sale and delivery of the Securities hereunder or the consummation of the transactions contemplated by this Agreement, except such as may have previously been made or obtained or as may be required under the 1933 Act or the 1933 Act Regulations and foreign or state securities or blue sky laws.

              (vii) Restriction on Sale of Securities. Except for Permitted Dispositions (as defined below), during a period of 90 days from the date of the Prospectus, such Selling Shareholder will not, without the prior written consent of Merrill Lynch, (i) offer, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of, directly or indirectly, any share of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock or file any registration statement under the 1933 Act with respect to any of the foregoing or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Common Stock, whether any such swap or transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise. The foregoing sentence shall not apply to the Securities to be sold hereunder. "Permitted Dispositions" mean (i) a bona fide gift, provided that the donee thereof agrees in writing to be bound by the restrictions imposed by this clause
       (vii), (ii) a distribution to shareholders of such Selling Shareholder, provided that such distributees agree in writing to be bound by the restrictions imposed by this clause (vii) or (iii) a transfer to an affiliate of such Selling Shareholder, provided that the affiliate agrees in writing to be bound by the restrictions imposed by this clause
       (vii).

              (viii) Certificates Suitable for Transfer. Certificates for all of the Securities to be sold by such Selling Shareholder pursuant to this Agreement, in suitable form for transfer by delivery or accompanied by duly executed instruments of transfer or assignment in blank with signatures guaranteed, have been placed in custody with the Custodian with irrevocable conditional instructions to deliver such Securities to the International Managers pursuant to this Agreement.

              (ix) No Association with NASD. Such Selling Shareholder has advised the Lead Managers if either such Selling Shareholder or any of its affiliates directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, or has any other association with (within the meaning of Article I, Section 1(q) of the By-laws of the National Association of Securities Dealers, Inc.), any member firm of the National Association of Securities Dealers, Inc.

       (c) Officer's Certificate. Any certificate signed by any officer of the Company or any of its subsidiaries delivered to the Lead Managers or to counsel for the International Managers shall be deemed a representation and warranty by the Company to each International Manager as to the matters covered thereby; and any certificate signed by or on behalf of the Selling Shareholders as such and delivered to the Lead Managers or to counsel for the International Managers pursuant to the terms of this Agreement shall be deemed a representation and warranty by such Selling Shareholder to the International Managers as to the matters covered thereby.

       SECTION 2.    Sale and Delivery to International Managers; Closing.

       (a) Initial Securities. On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company and each Selling Shareholder, severally and not jointly, agree to sell to each International Manager, severally and not jointly, and each International Manager, severally and not jointly, agrees to purchase from the Company and each Selling Shareholder, at the price per share set forth in Schedule C, that proportion of the number of Initial International Securities set forth in Schedule B opposite the name of the Company or such Selling Shareholder, as the case may be, which the number of Initial International Securities set forth in Schedule A opposite the name of such International Manager, plus any additional number of Initial International Securities which such International Manager may become obligated to purchase pursuant to the provisions of Section 10 hereof, bears to the total number of Initial International Securities, subject, in each case, to such adjustments among the International Managers as the Lead Managers in their sole discretion shall make to eliminate any sales or purchases of fractional securities.

       (b) Option Securities. In addition, on the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company hereby grants an option to the International Managers, severally and not jointly, to purchase up to an additional 172,500 shares of Common Stock at the price per share set forth in Schedule C, less an amount per share equal to any dividends or distributions declared by the Company and payable on the Initial International Securities but not payable on the International Option Securities. The option hereby granted will expire 30 days after the date hereof and may be exercised in whole or in part from time to time only for the purpose of covering over-allotments which may be made in connection with the offering and distribution of the Initial International Securities upon notice by the Lead Managers to the Company setting forth the number of International Option Securities as to which the several International Managers are then exercising the option and the time and date of payment and delivery for such International Option Securities. Any such time and date of delivery for the International Option Securities (a "Date of Delivery") shall be determined by the Global Coordinator, but shall not be later than seven full business days after the exercise of said option, nor in any event prior to the Closing Time, as hereinafter defined. If the option is exercised as to all or any portion of the International Option Securities, each of the International Managers, acting severally and not jointly, will purchase that proportion of the total number of International Option Securities then being purchased which the number of Initial International Securities set forth in Schedule A opposite the name of such International Manager bears to the total number of Initial International Securities, subject in each case to such adjustments as the Global Coordinator in its discretion shall make to eliminate any sales or purchases of fractional shares.

       (c) Payment. Payment of the purchase price for, and delivery of certificates for, the Initial Securities shall be made at the offices of Vinson & Elkins L.L.P., 1001 Fannin, Suite 2300, Houston, Texas 77002, or at such other place as shall be agreed upon by the Global Coordinator and the Company, at 8:00 A.M. (Central time) on the third (fourth, if the pricing occurs after 4:30 P.M. (Eastern time) on any given day) business day after the date hereof (unless postponed in accordance with the provisions of Section 10), or such other time not later than ten business days after such date as shall be agreed upon by the Global Coordinator and the Company and the Selling Shareholders (such time and date of payment and delivery being herein called "Closing Time"). At the request of the Company, payment shall be made by wire transfer pursuant to written instructions provided to the Global Coordinator at least two business days prior to the Closing Time.

       In addition, in the event that any or all of the International Option Securities are purchased by the International Managers, payment of the purchase price for, and delivery of certificates for, such International Option Securities shall be made at the above-mentioned offices, or at such other place as shall be agreed upon by the Global Coordinator and the Company, on each Date of Delivery as specified in the notice from the Global Coordinator to the Company.

       Payment shall be made to the Company the Selling Shareholders by wire transfer of immediately available funds to bank accounts designated by the Company and the Custodian pursuant to each Selling Shareholder's Power of Attorney and Custody Agreement, as the case may be, against delivery to the Lead Managers for the respective accounts of the International Managers of certificates for the International Securities to be purchased by them. It is understood that each International Manager has authorized the Lead Managers, for its account, to accept delivery of, receipt for, and make payment of the purchase price for, the Initial International Securities and the International Option Securities, if any, which it has agreed to purchase. Merrill Lynch, individually and not as representative of the International Managers, may (but shall not be obligated to) make payment of the purchase price for the Initial International Securities or the International Option Securities, if any, to be purchased by any International Manager whose funds have not been received by the Closing Time or the relevant Date of Delivery, as the case may be, but such payment shall not relieve such International Manager from its obligations hereunder.

       (d) Denominations; Registration. Certificates for the Initial International Securities and the International Option Securities, if any, shall be in such denominations and registered in such names as the Lead Managers may request in writing at least one full business day before the Closing Time or the relevant Date of Delivery, as the case may be. The certificates for the Initial International Securities and the International Option Securities, if any, will be made available for examination and packaging by the Lead Managers in The City of New York not later than 10:00 A.M. (Eastern time) on the business day prior to the Closing Time or the relevant Date of Delivery, as the case may be.

       SECTION 3. Covenants of the Company. The Company covenants with each International Manager as follows:

       (a) Compliance with Securities Regulations and Commission Requests. The Company, subject to Section 3(b), will comply with the requirements of Rule 430A or Rule 434, as applicable, and will notify the Global Coordinator immediately, and confirm the notice in writing, (i) when any post-effective amendment to the Registration Statement shall become effective, or any supplement to the Prospectuses or any amended Prospectuses shall have been filed, (ii) of the receipt of any comments from the Commission, (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectuses or for additional information, and (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of any preliminary prospectus, or of the suspension of the qualification of the Securities for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes. The Company will promptly effect the filings necessary pursuant to Rule 424(b) and will take such steps as it deems necessary to ascertain promptly whether the form of prospectus transmitted for filing under Rule 424(b) was received for filing by the Commission and, in the event that it was not, it will promptly file such prospectus. The Company will make every reasonable effort to prevent the issuance of any stop order and, if any stop order is issued, to obtain the lifting thereof at the earliest possible moment.

       (b) Filing of Amendments. The Company will give the Global Coordinator notice of its intention to file or prepare any amendment to the Registration Statement (including any filing under Rule 462(b)), any Term Sheet or any amendment, supplement or revision to either the prospectus included in the Registration Statement at the time it became effective or to the Prospectuses, whether pursuant to the 1933 Act, the 1934 Act or otherwise, will furnish the Global Coordinator with copies of any such documents a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file or use any such document to which the Global Coordinator or counsel for the International Managers shall reasonably object.

       (c) Delivery of Registration Statements. The Company has furnished or will deliver to the Lead Managers and counsel for the International Managers, without charge, signed copies of the

Registration Statement as originally filed and of each amendment thereto (including exhibits filed therewith or incorporated by reference therein and documents incorporated or deemed to be incorporated by reference therein) and signed copies of all consents and certificates of experts, and will also deliver to the Lead Managers, without charge, as many conformed copies of the Registration Statement as originally filed and of each amendment thereto (without exhibits) as the Lead Managers may reasonably request. The copies of the Registration Statement and each amendment thereto furnished to the International Managers will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

       (d) Delivery of Prospectuses. The Company has delivered to each International Manager, without charge, as many copies of each preliminary prospectus as such International Manager reasonably requested, and the Company hereby consents to the use of such copies for purposes permitted by the 1933 Act. The Company will furnish to each International Manager, without charge, during the period when the International Prospectus is required to be delivered under the 1933 Act or the 1934 Act, such number of copies of the International Prospectus (as amended or supplemented) as such International Manager may reasonably request. The International Prospectus and any amendments or supplements thereto furnished to the International Managers will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

       (e) Continued Compliance with Securities Laws. The Company will comply with the 1933 Act and the 1933 Act Regulations and the 1934 Act and the 1934 Act Regulations so as to permit the completion of the distribution of the Securities as contemplated in this Agreement, the International Purchase Agreement and in the Prospectuses. If at any time when a prospectus is required by the 1933 Act to be delivered in connection with sales of the Securities, any event shall occur or condition shall exist as a result of which it is necessary, in the opinion of counsel for the International Managers or for the Company, to amend the Registration Statement or amend or supplement any Prospectus in order that the Prospectuses will not include any untrue statements of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, or if it shall be necessary, in the opinion of such counsel, at any such time to amend the Registration Statement or amend or supplement any Prospectus in order to comply with the requirements of the 1933 Act or the 1933 Act Regulations, the Company will promptly prepare and file with the Commission, subject to Section 3(b), such amendment or supplement as may be necessary to correct such statement or omission or to make the Registration Statement or the Prospectuses comply with such requirements, and the Company will furnish to the International Managers such number of copies of such amendment or supplement as the International Managers may reasonably request.

       (f) Blue Sky Qualifications. The Company will endeavor, in cooperation with the International Managers, to qualify the Securities for offering and sale under the applicable securities laws of such states and other jurisdictions (domestic or foreign) as the Global Coordinator may designate and to maintain such qualifications in effect for a period of not less than one year from the later of the effective date of the Registration Statement and any Rule 462(b) Registration Statement; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject. In each jurisdiction in which the Securities have been so qualified, the Company will file such statements and reports as may be required by the laws of such jurisdiction to continue such qualification in effect for a period of not less than one year from the effective date of the Registration Statement and any Rule 462(b) Registration Statement.

       (g) Rule 158. The Company will timely file such reports pursuant to the 1934 Act as are necessary in order to make generally available to its securityholders as soon as practicable an earnings statement for the purposes of, and to provide the benefits contemplated by, the last paragraph of Section 11(a) of the 1933 Act.

       (h) Use of Proceeds. The Company will use the net proceeds received by it from the sale of the Securities in the manner specified in the Prospectuses under "Use of Proceeds".

       (i) Listing. The Company will use its best efforts to effect the listing of the Securities on the New York Stock Exchange.

       (j) Restriction on Sale of Securities. During a period of 90 days from the date of the Prospectuses, the Company will not, without the prior written consent of the Global Coordinator, (i) directly or indirectly, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of any share of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock or file any registration statement under the 1933 Act with respect to any of the foregoing or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Common Stock, whether any such swap or transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise. The foregoing sentence shall not apply to (A) the Securities to be sold hereunder or under the U.S. Purchase Agreement, (B) any shares of Common Stock issued by the Company upon the exercise of an option, right or warrant or the conversion of a security outstanding on the date hereof or attached to the shares of Common Stock on the date hereof and referred to in the Prospectuses, (C) any shares of Common Stock issued or options to purchase Common Stock granted pursuant to existing employee benefit plans of the Company or agreements referred to in the Prospectuses or (D) any shares of Common Stock issued pursuant to any non-employee director stock option plan.

       (k) Reporting Requirements. The Company, during the period when the Prospectuses are required to be delivered under the 1933 Act or the 1934 Act, will file all documents required to be filed with the Commission pursuant to the 1934 Act within the time periods required by the 1934 Act and the 1934 Act Regulations.

       SECTION 4. Payment of Expenses. (a) Expenses. The Company will pay all expenses incident to the performance of the obligations of the Company and the Selling Shareholders under this Agreement, including (i) the preparation, printing and filing of the Registration Statement (including financial statements and exhibits) as originally filed and of each amendment thereto,
(ii) the preparation, printing and delivery to the Underwriters of this Agreement, any Agreement among Underwriters and such other documents as may be required in connection with the offering, purchase, sale, issuance or delivery of the Securities, (iii) the preparation, issuance and delivery of the certificates for the Securities to the Underwriters, including any stock or other transfer taxes and any stamp or other duties payable upon the sale, issuance or delivery of the Securities to the Underwriters and the transfer of the Securities between the International Managers and the U.S. Underwriters, (iv) the fees and disbursements of the Company's counsel, accountants and other advisors and the fees and disbursements of counsel, accountants or other advisors for the Selling Shareholders, (v) the qualification of the Securities under securities laws in accordance with the provisions of Section 3(f) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection therewith and in connection with the preparation of the Blue Sky Survey and any supplement thereto, (vi) the printing and delivery to the Underwriters of copies of each preliminary prospectus, any Term Sheets and of the Prospectuses and any amendments or supplements thereto, (vii) the preparation, printing and delivery to the Underwriters of copies of the Blue Sky Survey and any supplement thereto, (viii) the fees and expenses of any transfer agent or registrar for the Securities and (ix) the filing fees incident to, and the reasonable fees and disbursements of counsel to the Underwriters in connection with, the review by the National Association of Securities Dealers, Inc. (the "NASD") of the terms of the sale of the Securities and (x) the fees and expenses incurred in connection with the listing of the Securities on the New York Stock Exchange.

       (b) Termination of Agreement. If this Agreement is terminated by the Lead Managers in accordance with the provisions of Section 5, Section 9(a)(i) or Section 11 hereof, the Company shall reimburse the International Managers for all of their out-of-pocket expenses, including the reasonable fees and disbursements of counsel for the International Managers.

       (c) Allocation of Expenses. The provisions of this Section shall not affect any agreement that the Company and the Selling Shareholders have or may make for the sharing of such costs and expenses or the obligations that the Company has for the payment of such costs and expenses, including without limitation the Company's obligations under (i) its Certificate of Incorporation, (ii) the Registration Rights Agreement, dated as of July 13, 1993 by and between General Atlantic Resources, Inc., General Atlantic Corporation, John Hancock Mutual Life Insurance Company, and Fidelity Oil Holdings, Inc., as amended (the "GARI Registration Rights Agreement") and (iii) the Stock Purchase Agreement dated June 30, 1995 between the Company, John Hancock Mutual Life Insurance Company, The Travelers Insurance Company, The Travelers Indemnity Company, The Travelers Life and Annuity Company and The Phoenix Insurance Company and the Stock Purchase Agreement dated July 24, 1995 between the Company and John Hancock Mutual Life Insurance Company (collectively, the "Series F Purchase Agreements").

       SECTION 5. Conditions of International Managers' Obligations. The obligations of the several International Managers hereunder are subject to the accuracy of the representations and warranties of the Company and the Selling Shareholders contained in Section 1 hereof or in certificates of any officer of the Company or any subsidiary of the Company or on behalf of any Selling Shareholder delivered pursuant to the provisions hereof, to the performance by the Company of its covenants and other obligations hereunder, and to the following further conditions:

       (a) Effectiveness of Registration Statement. The Registration Statement, including any Rule 462(b) Registration Statement, has become effective and at Closing Time no stop order suspending the effectiveness of the Registration Statement shall have been issued under the 1933 Act or proceedings therefor initiated or threatened by the Commission, and any request on the part of the Commission for additional information shall have been complied with to the reasonable satisfaction of counsel to the International Managers. A prospectus containing the Rule 430A Information shall have been filed with the Commission in accordance with Rule 424(b) (or a post-effective amendment providing such information shall have been filed and declared effective in accordance with the requirements of Rule 430A) or, if the Company has elected to rely upon Rule 434, a Term Sheet shall have been filed with the Commission in accordance with Rule 424(b).

       (b) Opinion of Counsel for Company. At Closing Time, the Lead Managers shall have received the opinion, dated as of Closing Time, of Akin, Gump, Strauss, Hauer & Feld, L.L.P., counsel for the Company, in form and substance reasonably satisfactory to counsel for the International Managers, together with signed or reproduced copies of such letter for each of the other International Managers to the effect set forth in Exhibit A hereto.

       (c) Opinion of Counsel for the Selling Shareholders. At Closing Time, the Lead Managers shall have received the opinion, dated as of Closing Time, of Paul, Weiss, Rifkind, Wharton & Garrison, counsel for General Atlantic Corporation and Akin, Gump, Strauss, Hauer & Feld, L.L.P., counsel for John Hancock Mutual Life Insurance Company and The Travelers Insurance Company, The Travelers Indemnity Company, The Travelers Life and Annuity Company and The Phoenix Insurance Company, together with signed or reproduced copies of such letter for each of the other International Managers in form substantially to the effect set forth in Exhibit B hereto.

       (d) Opinion of Counsel for International Managers. At Closing Time, the Lead Managers shall have received the opinion, dated as of Closing Time, of Vinson & Elkins L.L.P., counsel for the International Managers, together with signed or reproduced copies of such letter for each of the other International Managers with respect to the matters set forth in clauses (i), (ii), (v), (vi) (solely as to preemptive or other similar rights arising by operation of law or under the charter or by-laws of the Company), (viii) through (x), inclusive,
(xii), (xiv) (solely as to the information in the Prospectus under "Description of Capital Stock--Common Stock") and the penultimate paragraph of Exhibit A hereto. In giving such opinion such counsel may rely, as to all matters governed by the laws of jurisdictions other than the law of the States of Texas and New York, the federal law of the United States and the General Corporation Law of the State of Delaware, upon the opinions of counsel satisfactory to the Lead Managers. Such counsel may also state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers of the Company and its subsidiaries and certificates of public officials.

       (e) Officers' Certificate. At Closing Time, there shall not have been, since the date hereof or since the respective dates as of which information is given in the Prospectuses, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, and the Lead Managers shall have received a certificate of the President or a Vice President of the Company and of the chief financial or chief accounting officer of the Company, dated as of Closing Time, to the effect that (i) there has been no such material adverse change, (ii) the representations and warranties in
Section 1(a) hereof are true and correct with the same force and effect as though expressly made at and as of Closing Time, (iii) the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to Closing Time, and (iv) no stop order suspending the effectiveness of the Registration Statement has been issued and, to the best of such officer's knowledge, no proceedings for that purpose have been instituted or are pending or are contemplated by the Commission.

       (f) Certificate of Selling Shareholders. At Closing Time, the Lead Managers shall have received a certificate of an Attorney-in-Fact on behalf of each Selling Shareholder, dated as of Closing Time, to the effect that (i) the representations and warranties of each Selling Shareholder contained in Section 1(b) hereof are true and correct in all respects with the same force and effect as though expressly made at and as of Closing Time and (ii) each Selling Shareholder has complied in all material respects with all agreements and all conditions on its part to be performed under this Agreement at or prior to Closing Time.

       (g) Accountant's Comfort Letter. At the time of the execution of this Agreement, the Lead Managers shall have received from Arthur Andersen LLP a letter dated such date, in form and substance satisfactory to the Lead Managers, together with signed or reproduced copies of such letter for each of the other International Managers containing statements and information of the type ordinarily included in accountants' "comfort letters" to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement and the Prospectuses.

       (h) Bring-down Comfort Letter. At Closing Time, the Lead Managers shall have received from Arthur Andersen LLP a letter, dated as of Closing Time, to the effect that they reaffirm the statements made in the letter furnished pursuant to subsection (g) of this Section, except that the specified date referred to shall be a date not more than three business days prior to Closing Time.

       (i) Approval of Listing. At Closing Time, the Securities shall have been approved for listing on the New York Stock Exchange, subject only to official notice of issuance.

       (j) No Objection. The NASD shall have confirmed that it has not raised any objection with respect to the fairness and reasonableness of the underwriting terms and arrangements.

       (k) Lock-up Agreements. At the date of this Agreement, the Lead Managers shall have received an agreement substantially in the form of Exhibit C hereto signed by the persons listed on Schedule E hereto.

       (l) Purchase of Initial U.S. Securities. Contemporaneously with the purchase by the International Managers of the Initial International Securities under this Agreement, the U.S. Underwriters shall have purchased the Initial U.S. Securities under the U.S. Purchase Agreement.

       (m) Conditions to Purchase of International Option Securities. In the event that the International Managers exercise their option provided in
Section 2(b) hereof to purchase all or any portion of the International Option Securities, the representations and warranties of the Company contained herein and the statements in any certificates furnished by the Company or any subsidiary of the Company hereunder shall be true and correct as of each Date of Delivery and, at the relevant Date of Delivery, the Lead Managers shall have received:

              (i) Officers' Certificate. A certificate, dated such Date of Delivery, of the President or a Vice President of the Company and of the chief financial or chief accounting officer of the Company confirming that the certificate delivered at the Closing Time pursuant to Section 5(e) hereof remains true and correct as of such Date of Delivery.

              (ii) Opinion of Counsel for Company. The opinion of Akin, Gump, Strauss, Hauer & Feld, LLP, counsel for the Company, in form and substance satisfactory to counsel for the International Managers, dated such Date of Delivery, relating to the International Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by Section 5(b) hereof.

              (iii) Opinion of Counsel for International Managers. The opinion of Vinson & Elkins LLP, counsel for the International Managers, dated such Date of Delivery, relating to the International Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by Section 5(c) hereof.

              (iv) Bring-down Comfort Letter. A letter from Arthur Anderson LLP, in form and substance satisfactory to the Lead Managers and dated such Date of Delivery, substantially in the same form and substance as the letter furnished to the Lead Managers pursuant to Section 5(g) hereof, except that the "specified date" in the letter furnished pursuant to this paragraph shall be a date not more than five days prior to such Date of Delivery.

       (n) Additional Documents. At Closing Time and at each Date of Delivery, counsel for the International Managers shall have been furnished with such documents and opinions as they may require for the purpose of enabling them to pass upon the issuance and sale of the Securities as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Company in connection with the issuance and sale of the Securities as herein contemplated shall be satisfactory in form and substance to the Lead Managers and counsel for the International Managers.

       (o) Termination of Agreement. If any condition specified in this Section shall not have been fulfilled when and as required to be fulfilled, this Agreement, or, in the case of any condition to the purchase of International Option Securities on a Date of Delivery which is after the Closing Time, the obligations of the several International Managers to purchase the relevant Option Securities, may be terminated by the Lead Managers by notice to the Company at any time at or prior to Closing Time or such Date of Delivery, as the case may be, and such termination shall be without liability of any party to any other party except as provided in Section 4 and except that Sections 1, 6, 7 and 8 shall survive any such termination and remain in full force and effect.

       SECTION 6.    Indemnification.

       (a) Indemnification of International Managers. The Company agrees to indemnify and hold harmless each International Manager and each person, if any, who controls any International Manager within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act to the extent and in the manner set forth in clauses (i), (ii) and (iii) below. In addition, each Selling Shareholder, severally and not jointly, agrees to indemnify and hold harmless each International Manager and each person, if any, who controls any International Manager within the meaning of Section 15 of the 1933 Act or
Section 20 of the 1934 Act as follows:

              (i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), including the Rule

       430A Information and the Rule 434 Information, if applicable, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact included in any preliminary prospectus or the Prospectuses (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

              (ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that (subject to Section 6(d) below) any such settlement is effected with the written consent of the Company and the Selling Shareholders; and

              (iii) against any and all expense whatsoever, as incurred (including the fees and disbursements of counsel chosen by Merrill Lynch), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above;

provided, however; that each Selling Shareholder shall be obligated to indemnify and hold harmless each International Manager, and any person who controls such International Manager within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act, only to the extent such loss, liability, claim, damage or expense arises out of an untrue statement or omission or alleged untrue statement or omission of a material fact made in reliance upon and in conformity with written information furnished to the Company by such Selling Shareholder ("Shareholder Information") expressly for use in the Registration Statement (or any amendment thereto), including the Rule 430A Information and the Rule 434 Information, if applicable, or any preliminary prospectus or the International Prospectus (or any amendment or supplement thereto); and, provided further, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by any International Manager through Merrill Lynch International expressly for use in the Registration Statement (or any amendment thereto), including the Rule 430A Information and the Rule 434 Information, if applicable, or any preliminary prospectus or the International Prospectus (or any amendment or supplement thereto). The foregoing indemnity with respect to any untrue statement contained in or omission from a preliminary prospectus shall not inure to the benefit of any International Manager (or any person controlling such International Manager) from whom the person asserting any such loss, liability, claim, damage or expense purchased any of the International Securities which are the subject thereof if the Company or the Selling Shareholder shall sustain the burden of proving any such loss, liability, claim, damage or expense resulted from the fact that such person was not sent or given a copy of the International Prospectus (or the International Prospectus as amended or supplemented ) (in each case exclusive of the documents from which information is incorporated by reference) at or prior to the written confirmation of the sale of such International

Securities to such person and (i) the Company has previously furnished copies thereof to the International Managers sufficiently in advance of the Closing Time to allow for distribution to the purchasers of the International Securities, and (ii) the loss, liability, claim, damage or expense resulted from an untrue statement contained in or omission from such preliminary prospectus that was corrected in the International Prospectus (or the International Prospectus as amended or supplemented). Each Selling Shareholder's aggregate liability pursuant to this Section 6 and Section 7 shall not exceed an amount equal to the net proceeds (before deducting expenses) received by such Selling Shareholder from the sale of the Securities pursuant to this Agreement.

       (b) Indemnification of Company, Directors and Officers and Selling Shareholders. Each International Manager severally agrees to indemnify and hold harmless the Company, its directors, each of its officers who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act and each Selling Shareholder and each person, if any, who controls any Selling Shareholder within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto), including the Rule 430A Information and the Rule 434 Information, if applicable, or any preliminary prospectus or the International Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Company by such International Manager through Merrill Lynch International expressly for use in the Registration Statement (or any amendment thereto), including the Rule 430A Information and the Rule 434 Information, if applicable, or such preliminary prospectus or the International Prospectus (or any amendment or supplement thereto).

       (c) Actions against Parties; Notification. Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. In the case of parties indemnified pursuant to
Section 6(a) above, counsel to the indemnified parties shall be selected by Merrill Lynch, and, in the case of parties indemnified pursuant to Section 6(b) above, counsel to the indemnified parties shall be selected by the Company. An indemnifying party may participate at its own expense in the defense of any such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party. Notwithstanding the second preceding sentence, if it so elects within a reasonable time after receipt of such notice, an indemnifying party, jointly with any other indemnifying parties receiving such notice, may assume the defense of such action with counsel chosen by it and approved by the indemnified parties defendant in such action, unless such indemnified parties reasonably object to such assumption on the ground that there may be legal defenses available to them which are different from or in addition to those available to such indemnifying party. If an indemnifying party assumes the defense of such action, the indemnifying parties shall not be liable for any fees and expenses of counsel for the indemnified parties incurred thereafter in connection with such action. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this
Section 6 or Section 7 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

       (d) Settlement without Consent if Failure to Reimburse. If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 6(a)(ii) effected without its written consent if
(i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

       (e)    Other Rights of Selling Shareholders.  The provisions of this
Section 6 shall not affect the rights of the Selling Shareholders to be indemnified by the Company, including, without limitation, those rights under the Company's Certificate of Incorporation, the GARI Registration Rights Agreement and the Series F Purchase Agreements.

       SECTION 7.    Contribution.  If the indemnification provided for in
Section 6 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Selling Shareholders on the one hand and the International Managers on the other hand from the offering of the Securities pursuant to this Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company, each of the Selling Shareholders on the one hand and of the International Managers, as the case may be, on the other hand in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations; provided, however, a Selling Shareholder shall have an obligation to contribute only with respect to losses, liabilities, claims damages or expenses arising out of an untrue statement or omission or alleged untrue statement or omission of a material fact made in reliance upon and in conformity with Shareholder Information furnished by such Selling Shareholder.

       The relative benefits received by the Company and the Selling Shareholders on the one hand and the International Managers on the other hand in connection with the offering of the International Securities pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the International Securities pursuant to this Agreement

(before deducting expenses) received by the Company and the Selling Shareholders and the total underwriting discount received by the International Managers, in each case as set forth on the cover of the International Prospectus, or, if Rule 434 is used, the corresponding location on the Term Sheet, bear to the aggregate initial public offering price of the International Securities as set forth on such cover.

       The relative fault of the Company and the Selling Shareholders on the one hand and the International Managers on the other hand shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or the Selling Shareholders or by the International Managers and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

       The Company, the Selling Shareholders and the International Managers agree that it would not be just and equitable if contribution pursuant to this
Section 7 were determined by pro rata allocation (even if the International Managers were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 7. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 7 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

       Notwithstanding the provisions of this Section 7, each Selling Shareholder's aggregate liability pursuant to this Section 7 and Section 6 shall not exceed an amount equal to the net proceeds (before deducting expenses) received by such Selling Shareholder from the sale of the Securities pursuant to this Agreement.

       The Selling Shareholders respective obligations to contribute pursuant to this Section 7 are several and not joint.

       Notwithstanding the provisions of this Section 7, no International Manager shall be required to contribute any amount in excess of the amount by which the total price at which the International Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such International Manager has otherwise been required to pay by reason of any such untrue or alleged untrue statement or omission or alleged omission.

       No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

       For purposes of this Section 7, each person, if any, who controls an International Manager within the meaning of Section 15 of the 1933 Act or
Section 20 of the 1934 Act shall have the same rights to contribution as such International Manager, and each director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company or any Selling Shareholder within the meaning of Section 15 of the 1933 Act or Section

20 of the 1934 Act shall have the same rights to contribution as the Company or such Selling Shareholder, as the case may be. The International Managers' respective obligations to contribute pursuant to this Section 7 are several in proportion to the number of Initial International Securities set forth opposite their respective names in Schedule A hereto and not joint.

       The provisions of this Section shall not affect any agreement or other obligation among the Company and any of the Selling Shareholders with respect to contribution, including, without limitation, those agreements and obligations under the Company's Certificate of Incorporation, the GARI Registration Rights Agreement and the Series F Purchase Agreements.

       SECTION 8. Representations, Warranties and Agreements to Survive Delivery. All representations, warranties and agreements contained in this Agreement or in certificates of officers of the Company or any of its subsidiaries or the Selling Shareholders submitted pursuant hereto, shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of any International Manager or controlling person, or by or on behalf of the Company or the Selling Shareholders, and shall survive delivery of the Securities to the International Managers.

       SECTION 9.    Termination of Agreement.

       (a) Termination; General. The Lead Managers may terminate this Agreement, by notice to the Company, at any time at or prior to Closing Time
(i) if there has been, since the time of execution of this Agreement or since the respective dates as of which information is given in the International Prospectus, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, or (ii) if there has occurred any material adverse change in the financial markets in the United States or the international financial markets, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the judgment of the Lead Managers, impracticable to market the Securities or to enforce contracts for the sale of the Securities, or (iii) if trading in any securities of the Company has been suspended or materially limited by the Commission or the New York Stock Exchange, or if trading generally on the American Stock Exchange or the New York Stock Exchange or in the Nasdaq National Market has been suspended or materially limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by such system or by order of the Commission, the National Association of Securities Dealers, Inc. or any other governmental authority, or (iv) if a banking moratorium has been declared by either Federal or New York authorities.

       (b) Liabilities. If this Agreement is terminated pursuant to this Section, such termination shall be without liability of any party to any other party except as provided in Section 4 hereof, and provided further that Sections 1, 6, 7 and 8 shall survive such termination and remain in full force and effect.

       SECTION 10. Default by One or More of the International Managers. If one or more of the International Managers shall fail at Closing Time or a Date of Delivery to purchase the Securities which it or they are obligated to purchase under this Agreement (the "Defaulted Securities"), the

Lead Managers shall have the right, within 24 hours thereafter, to make arrangements for one or more of the non-defaulting International Managers, or any other underwriters, to purchase all, but not less than all, of the Defaulted Securities in such amounts as may be agreed upon and upon the terms herein set forth; if, however, the Lead Managers shall not have completed such arrangements within such 24-hour period, then:

       (a) if the number of Defaulted Securities does not exceed 10% of the number of International Securities to be purchased on such date, each of the non-defaulting International Managers shall be obligated, severally and not jointly, to purchase the full amount thereof in the proportions that their respective underwriting obligations hereunder bear to the underwriting obligations of all non-defaulting International Managers, or

       (b) if the number of Defaulted Securities exceeds 10% of the number of International Securities to be purchased on such date, this Agreement or, with respect to any Date of Delivery which occurs after the Closing Time, the obligation of the International Managers to purchase and of the Company to sell the Option Securities to be purchased and sold on such Date of Delivery shall terminate without liability on the part of any non-defaulting International Manager.

       No action taken pursuant to this Section shall relieve any defaulting International Manager from liability in respect of its default.

       In the event of any such default which does not result in a termination of this Agreement or, in the case of a Date of Delivery which is after the Closing Time, which does not result in a termination of the obligation of the International Managers to purchase and the Company to sell the relevant International Option Securities, as the case may be, either the Lead Managers or the Company and the Selling Shareholders shall have the right to postpone Closing Time or the relevant Date of Delivery, as the case may be, for a period not exceeding seven days in order to effect any required changes in the Registration Statement or Prospectus or in any other documents or arrangements. As used herein, the term "International Manager" includes any person substituted for an International Manager under this Section 10.

       SECTION 11. Default by one or more of the Selling Shareholders or the Company.

       (a) If one or more Selling Shareholders shall fail at Closing Time to sell and deliver the number of Securities which such Selling Shareholders are obligated to sell hereunder, and the remaining Selling Shareholders do not exercise the right hereby granted to increase, pro rata or otherwise, the number of Securities to be sold by them hereunder to the total number to be sold by all Selling Shareholders as set forth in Schedule B hereto, then the International Managers may, at the option of the Lead Managers, by notice from the Lead Managers to the Company and the non-defaulting Selling Shareholders, either (a) terminate this Agreement without any liability on the fault of any non-defaulting party except that the provisions of Sections 1, 4, 6, 7 and 8 shall remain in full force and effect or (b) elect to purchase the Securities which the non-defaulting Selling Shareholders and the Company have agreed to sell hereunder. No action taken pursuant to this Section 11 shall relieve any Selling Shareholder so defaulting from liability, if any, in respect of such default.

       In the event of a default by any Selling Shareholder as referred to in this Section 11, each of the Lead Managers and the Company and the non-defaulting Selling Shareholders shall have the right to postpone Closing Time for a period not exceeding seven days in order to effect any required change in the Registration Statement or Prospectus or in any other documents or arrangements.

       (b) If the Company shall fail at Closing Time or at the Date of Delivery to sell the number of Securities that it is obligated to sell hereunder, then this Agreement shall terminate without any liability on the part of any non-defaulting party; provided, however, that the provisions of Sections 1, 4, 6, 7, and 8 shall remain in full force and effect. No action taken pursuant to this Section shall relieve the Company from liability, if any, in respect of such default.

       SECTION 12. Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the International Managers shall be directed to the Lead Managers at Ropemaker Place, 25 Ropemaker Street, London EC24 9L4, England, attention of Syndicate Department; and notices to the Company shall be directed to it at 1201 Louisiana, Suite 1400, Houston, Texas 77002, attention of Chief Executive Officer and to the Selling Shareholders to their Attorneys-in-Fact: John B. Brock and Jonathan M. Clarkson, at the Company's address set forth above.

       SECTION 13. Parties. This Agreement shall each inure to the benefit of and be binding upon the International Managers, the Company and the Selling Shareholders and their respective successors and assigns. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the International Managers, the Company and the Selling Shareholders and their respective successors and the controlling persons and officers and directors referred to in Sections 6 and 7 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the International Managers, the Company and the Selling Shareholders and their respective successors, and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Securities from any International Manager shall be deemed to be a successor by reason merely of such purchase.

       SECTION 14. GOVERNING LAW AND TIME. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME, UNLESS OTHERWISE INDICATED.

       SECTION 15. Effect of Headings. The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

       If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement between the International Managers and the Company in accordance with its terms.

                                   Very truly yours,

                                   UNITED MERIDIAN CORPORATION



                                   By:
                                      -----------------------------------------
                                       Title:


                                   [ATTORNEY-IN-FACT]

                                   By:
                                      -----------------------------------------
                                         As Attorney-in-Fact on behalf of the
                                         Selling Shareholders named in Schedule
                                         B hereto.

CONFIRMED AND ACCEPTED,
       as of the date first above written:


MERRILL LYNCH INTERNATIONAL
J. P. MORGAN SECURITIES LTD.
HOWARD, WEIL, LABOUISSE,
       FRIEDRICH INCORPORATED
PETRIE, PARKMAN & CO., INC.

By: MERRILL LYNCH INTERNATIONAL



By
   -------------------------------------
           Authorized Signatory


For themselves and as Lead Managers of the other International Managers named in Schedule A hereto.

                                   SCHEDULE A


                                                                  Number of
                                                           Initial International
 Name of International Manager                                    Securities
 -----------------------------                             ---------------------
 Merrill Lynch International . . . . . . . . . . . . . .
 J. P. Morgan Securities Ltd.  . . . . . . . . . . . . .
 Howard, Weil, Labouisse, Friedrich Incorporated . . . .
 Petrie, Parkman & Co., Inc. . . . . . . . . . . . . . .

                                                                  ---------
 Total . . . . . . . . . . . . . . . . . . . . . . . . .          1,150,000
                                                                  =========

                                   SCHEDULE B

                                                                                                   Maximum Number
                                                                  Number of Initial             of International
                                                                    International              Option ecurities to
                                                                Securities to be Sold               be Sold
                                                                ---------------------          -------------------
 United Meridian Corporation . . . . . . . . . . . . . . . .                  650,000                      172,500
 General Atlantic Corporation  . . . . . . . . . . . . . . .                  250,000                           --
 John Hancock Mutual Life Insurance Company  . . . . . . . .                  200,000                           --
 The Travelers Insurance Company . . . . . . . . . . . . . .                   22,500                           --
 The Travelers Indemnity Company . . . . . . . . . . . . . .                   22,000                           --
 The Travelers Life and Annuity Company  . . . . . . . . . .                    2,500                           --
 The Phoenix Insurance Company . . . . . . . . . . . . . . .                    3,000                           --
                                                                ---------------------          -------------------
 Total . . . . . . . . . . . . . . . . . . . . . . . . . . .                1,150,000                      172,500


                                   SCHEDULE C

                          UNITED MERIDIAN CORPORATION

                   1,150,000 Shares of Series A Common Stock

                           (Par Value $.01 Per Share)



       1.     The initial public offering price per share for the Securities,
determined as provided in said Section 2, shall be $[       ].

       2.     The purchase price per share for the International Securities to
be paid by the several International Managers shall be $[       ], being an
amount equal to the initial public offering price set forth above less $[
] per share; provided that the purchase price per share for any International Option Securities purchased upon the exercise of the over-allotment option described in Section 2(b) shall be reduced by an amount per share equal to any dividends or distributions declared by the Company and payable on the Initial International Securities but not payable on the International Option Securities.

                                   SCHEDULE D

            SIGNIFICANT SUBSIDIARIES OF UNITED MERIDIAN CORPORATION


                         NAME                            JURISDICTION
                         ----                         IN WHICH ORGANIZED
                                                      ------------------
 UMC Petroleum Corporation                             Delaware

 UMC Resources Canada Ltd.                             British Columbia, Canada

 UMC Equitorial Guinea Corporation                     Delaware

 UMC Pipeline Corporation                              Delaware

 UMIC Cote d'Ivoire Corporation                        Delaware

 United Meridian International Corporation             Delaware

 Norfolk Holdings Inc.                                 Delaware

 UMIC (CI-01) Corporation                              Delaware

 UMIC (CI-02) Corporation                              Delaware

 UMIC (CI-12) Corporation                              Delaware

 UMIC (CI-105) Corporation                             Delaware

 UMIC Bangladesh Corporation                           Delaware

 UMC Pakistan Corporation                              Delaware

 UMC Ghana Corporation                                 Delaware

 Big Sky Gas Marketing Corporation                     Delaware

                                   SCHEDULE E

                          List of persons and entities
                               subject to lock-up

Lee B. Backsen
J. Dennis Bonney
John B. Brock
Charles R. Carson
Jonathan M. Clarkson
Christopher E. Cragg
Robert H. Dedman
Steven A. Denning
James L. Dunlap
Daniel P. Foley
Gary McGregor
Robert L. Howard
Marya M. Ingram
Robert V. Lindsay
Elvis L. Mason
Kevin D. McMillan
James L. Murdy
David K. Newbigging
John J. Patton
Matthew R. Simmons
Jim Smitherman
Walter B. Wriston
Donald D. Wolf

                                                                       EXHIBIT A



                      FORM OF OPINION OF COMPANY'S COUNSEL
                          TO BE DELIVERED PURSUANT TO
                                  SECTION 5(b)

       (i) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware.

       (ii) The Company has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectuses and to enter into and perform its obligations under the U.S. Purchase Agreement and the International Purchase Agreement.

       (iii) To our knowledge, the Company is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect.

       (iv) The authorized, issued and outstanding capital stock of the Company is as set forth in the Prospectuses in the column entitled "Historical" under the caption "Capitalization" (except for subsequent issuances, if any, pursuant to the U.S. Purchase Agreement and the International Purchase Agreement or pursuant to reservations, agreements or employee benefit plans referred to in the Prospectuses or pursuant to the exercise of convertible securities, options or rights referred to in the Prospectuses and except for the authorized and undesignated preferred stock of the Company); and the shares of issued and outstanding capital stock have been duly authorized and validly issued and are fully paid and non-assessable.

       (v) The Securities to be purchased by the U.S. Underwriters and the International Managers from the Company have been duly authorized for issuance and sale to the Underwriters pursuant to the U.S. Purchase Agreement and the International Purchase Agreement, respectively, and, when issued and delivered by the Company pursuant to the U.S. Purchase Agreement and the International Purchase Agreement, respectively, against payment of the consideration set forth in the U.S. Purchase Agreement and the International Purchase Agreement, will be validly issued and fully paid and non-assessable.

       (vi) The issuance of the Securities to be purchased from the Company pursuant to the U.S. Purchase Agreement and the International Purchase Agreement is not subject to the preemptive or other similar rights arising by operation of law or, to the best of our knowledge, otherwise.

       (vii) Each subsidiary of the Company set forth on Exhibit D to the U.S. Purchase Agreement has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectuses and, to our knowledge, is duly qualified as a foreign corporation to transact business and is in good standing in each U.S. and Canadian jurisdiction in which such qualification is required, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect; except as otherwise disclosed in the Registration Statement, all of the issued and outstanding capital stock of each Subsidiary has been duly authorized and validly issued, is fully paid and non-assessable and, to the best of our knowledge, is owned by the Company (excluding Havre Pipeline LLC), directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity other than shares of capital stock pledged to secure borrowings.

       (viii) The U.S. Purchase Agreement and the International Purchase Agreement have been duly authorized, executed and delivered by the Company.

       (ix) The Registration Statement, including any Rule 462(b) Registration Statement, has been declared effective under the 1933 Act; any required filing of the Prospectuses pursuant to Rule 424(b) has been made in the manner and within the time period required by Rule 424(b); and, to our knowledge, no stop order suspending the effectiveness of the Registration Statement or any Rule 462(b) Registration Statement has been issued under the 1933 Act and no proceedings for that purpose have been instituted or are pending or threatened by the Commission.

       (x) The Registration Statement, including any Rule 462(b) Registration Statement, the Rule 430A Information and the Rule 434 Information, as applicable, the Prospectuses, excluding the documents incorporated by reference therein, and each amendment or supplement to the Registration Statement and the Prospectuses, excluding the documents incorporated by reference therein, as of their respective effective or issue dates (other than the financial statements and supporting schedules (including the notes thereto and the auditors' report thereon) and the reserve information or other financial or accounting data included therein or omitted therefrom, as to which we need express no opinion) complied as to form in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations.

       (xi) The documents incorporated by reference in the Prospectuses (other than the financial statements and supporting schedules (including the notes thereto and the auditors' report thereon) and the reserve information or other financial or accounting data included therein or omitted therefrom, as to which we need express no opinion), when they were filed with the Commission complied as to form in all material respects with the requirements of the 1934 Act and the rules and regulations of the Commission thereunder.

       (xii) The form of certificate used to evidence the Common Stock complies in all material respects with all applicable statutory requirements, with any applicable requirements of the charter and by-laws of the Company and the requirements of the New York Stock Exchange.

       (xiii) To our knowledge, there are no legal or governmental proceedings pending or threatened that are required to be disclosed in the Registration Statement, other than as disclosed therein.

       (xiv) The information set forth in Items 1 and 2 Business and Properties -- Environmental Matters -- United States Environmental Regulations of the Company's Annual Report on Form 10-K for the year ended December 31, 1995 and in the Registration Statement under Item 15, to the extent that it constitutes matters of law, summaries of legal matters, the Company's charter and bylaws or legal proceedings, or legal conclusions, has been reviewed by us and is correct in all material respects.

       (xv) To our knowledge, there are no contracts, indentures, mortgages, loan agreements, notes, leases or other instruments required to be described or referred to in the Registration Statement or to be filed as exhibits thereto other than those described or referred to therein, filed or incorporated by reference as exhibits thereto, the descriptions thereof or references thereto are correct in all material respects, and no default exists in the due performance or observance of any material obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other instrument so described, referred to, filed or incorporated by reference as exhibits thereto, which default would have a Material Adverse Effect.

       (xvi) No authorization, approval, consent or order of any court or governmental authority or agency is required in connection with the sale of the Securities by the Company to the Underwriters, except such as may be required under the 1933 Act or the 1933 Act Regulations or state securities laws; and to our knowledge, the execution and delivery of the U.S. Purchase Agreement and the International Purchase Agreement and the consummation of the transactions contemplated therein and compliance by the Company with its obligations thereunder (including the use of the proceeds from the sale of the Securities as described in the Prospectuses under the caption "Use of Proceeds") will not, whether with or without the giving of notice or lapse of time or both, conflict with or constitute a breach of, or default under, result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to any material contract, indenture, mortgage, loan agreement, note, lease or other instrument to which the Company or any of its subsidiaries is a party or by which it or any of them may be bound, or to which any of the property or assets of the Company or any of its subsidiaries is subject, nor will such action result in any violation of the provisions of the charter or bylaws of the Company, or any applicable law, administrative regulation or court decree.

       We inform you that we have participated in conferences with officers and other representatives of the Company and representatives of the independent public accountants for the Company and the Underwriters and representatives of legal counsel for the Underwriters, at which conferences the contents of the Registration Statement and the Prospectuses relating to the Company were discussed and, although we are not passing upon and do not assume any responsibility for and shall not be deemed to have independently verified the accuracy, completeness or fairness of the statements contained in the Registration Statement and the Prospectuses, on the basis of the foregoing (relying as to materiality to a large extent upon the opinions of officers and other representatives of the Company), no facts have come to our attention that would lead us to believe that the Registration Statement or any amendment thereto, including the Rule 430A Information and Rule 434 Information (if applicable), (except for financial statements and schedules (including the notes and auditors' reports thereon) and other financial data or reserve information included or incorporated by reference therein or omitted therefrom, as to which we need make no statement), at the time such Registration Statement or any such amendment became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectuses or any amendment or supplement thereto (except for financial statements and schedules (including the notes and auditors' reports thereon) and other financial data and reserve information included or incorporated by reference therein or omitted therefrom, as to which we need make no statement), at the time the

Prospectuses were issued, at the time any such amended or supplemented prospectus was issued or at the Closing Time, included or includes an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

       In rendering such opinion, such counsel may rely (A) as to matters involving the application of the laws of jurisdictions other than the State of Texas or New York, the Delaware General Corporation Law or United States federal laws on local counsel in such jurisdictions (which opinion shall be furnished to the U.S. Underwriters at the Closing Time and shall expressly state that the U.S. Underwriters may rely on such opinion as if it were addressed to them), provided that Akin, Gump, Strauss, Hauer & Feld, L.L.P. shall state in their opinion that they believe that they and the U.S. Underwriters are justified in relying upon such opinion, and (B), as to matters of fact (but not as to legal conclusions), to the extent they deem proper, on certificates of responsible officers of the Company and public officials. Such opinion shall not state that it is to be governed or qualified by, or that it is otherwise subject to, any treatise, written policy or other document relating to legal opinions, including, without limitation, the Legal Opinion Accord of the ABA Section of Business Law (1991).

                                                                       EXHIBIT B

            FORM OF OPINION OF COUNSEL FOR THE SELLING SHAREHOLDERS
                    TO BE DELIVERED PURSUANT TO SECTION 5(c)

       (i) No filing with, or consent, approval, authorization, license, order, registration, qualification or decree of, any court or governmental authority or agency, domestic or foreign (other than the issuance of the order of the Commission declaring the Registration Statement effective and such authorizations, approvals or consents as may be necessary under state securities laws, as to which we need express no opinion) is necessary or required to be obtained by the Selling Shareholders for the performance by each Selling Shareholder of its obligations under the U.S. Purchase Agreement or the International Purchase Agreement or in the Power of Attorney and Custody Agreement, or in connection with the offer, sale or delivery of the Securities.

       (ii) Each Power of Attorney and Custody Agreement has been duly executed and delivered by the respective Selling Shareholders named therein and constitutes the legal, valid and binding agreement of such Selling Shareholder, subject to bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, moratorium or other similar laws affecting creditors' rights generally and general principals of equity (whether considered in a proceeding at law or in equity).

       (iii) The U.S. Purchase Agreement and the International Purchase Agreement have been duly authorized, executed and delivered by or on behalf of each Selling Shareholder.

       (iv) To our actual knowledge, each Selling Shareholder has good and valid title to the Securities to be sold by such Selling Shareholder pursuant to the U.S. Purchase Agreement and the International Purchase Agreement, free and clear of any pledge, lien, security interest, charge, claim, equity or encumbrance of any kind other than created pursuant to the U.S. Purchase Agreement, the International Purchase Agreement, Power of Attorney or Custody Agreement and has full right, power and authority to sell, transfer and deliver such Securities pursuant to the U.S. Purchase Agreement and the International Purchase Agreement. By delivery of a certificate or certificates therefor such Selling Shareholder will transfer to the Underwriters who have purchased such Securities pursuant to the U.S. Purchase Agreement and the International Purchase Agreement in good faith and without notice of any such pledge, lien, security interest, charge, claim, equity or encumbrance of any kind or any other adverse claim within the meaning of New York Uniform Commercial Code good and valid title to such Securities, free and clear of any pledge, lien, security interest, charge, claim, equity or encumbrance of any kind.

                                                                       EXHIBIT C



MERRILL LYNCH & CO.                             MERRILL LYNCH INTERNATIONAL
Merrill Lynch, Pierce, Fenner & Smith           J. P. Morgan Securities Ltd.
  Incorporated,                                 Howard, Weil, Labouisse,
J. P. Morgan Securities, Inc.                    Friedrichs Incorporated
Howard, Weil, Labouisse,                        Petrie, Parkman & Co., Inc.
 Friedrichs Incorporated                         as Lead Managers of the several
Petrie, Parkman & Co., Inc.                      International Managers to be named in the
  as U.S. Representatives of the several         within-mentioned International Purchase
  U.S. Underwriters to be named in the           Agreement
  within-mentioned U.S. Purchase Agreement      c/o  Merrill Lynch International
c/o  Merrill Lynch & Co.                        Ropemaker Place
Merrill Lynch, Pierce, Fenner & Smith           25 Ropemaker Street
  Incorporated                                  London EC24 9L4
North Tower                                     England
World Financial Center
New York, New York  10281-1209

       Re:    Proposed Public Offering by United Meridian Corporation

Dear Sirs:

       The undersigned, an officer and/or director of United Meridian Corporation, a Delaware corporation (the "Company"), understands that Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated ("Merrill Lynch"), J. P. Morgan Securities Inc., Howard, Weil, Labouisse, Friedrichs Incorporated and Petrie, Parkman & Co., Inc. propose to enter into a U.S. Purchase Agreement (the "U.S. Purchase Agreement") with the Company providing for the public offering of shares of the Company's common stock, par value $.01 per share (the "Common Stock"). The undersigned further understands that Merrill Lynch International ("Merrill Lynch International"), J.P. Morgan Securities Ltd, Howard, Weil, Labouisse, Friedrichs Incorporated and Petrie, Parkman & Co., Inc. propose to enter into an International Purchase Agreement (the "International Purchase Agreement") with the Company providing for the public offering of shares of Common Stock. In recognition of the benefit that such offerings will confer upon the undersigned as an officer and/or director of the Company, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned agrees with each underwriter to be named in the U.S. Purchase Agreement or the International Purchase Agreement that, during a period of 90 days from the date of the U.S. Purchase Agreement and the International Purchase Agreement, the undersigned will not, without the prior written consent of Merrill Lynch and Merrill Lynch International, directly or indirectly, except for a Permitted Disposition (as defined below) (i) offer, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant for the sale of, or otherwise dispose of or transfer any shares of Common Stock or any securities convertible into or exchangeable or exercisable for Common Stock, whether now owned or hereafter acquired by the undersigned or with respect to which the undersigned has or hereafter acquires the power of disposition, or file any registration statement under the Securities Act of 1933, as amended, with respect to any of the foregoing or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Common Stock, whether any such swap or transaction is to be settled by delivery of Common Stock or other securities, in cash or otherwise. A "Permitted Disposition" for purposes hereof means a bona fide gift, provided that the donee thereof agrees in writing to be bound by the restrictions imposed by this letter.

                                                  Very truly yours,


                                                  Signature:


                                                  Print Name:

                                                                         ANNEX A

       FORM OF ACCOUNTANTS' COMFORT LETTER PURSUANT TO SECTION 5(g)

We are independent public accountants with respect to the Company within the meaning of the 1933 Act and the applicable published 1933 Act Regulations.

       (i) in our opinion, the audited financial statements and the related financial statement schedules included or incorporated by reference in the Registration Statement and the Prospectuses comply as to form in all material respects with the applicable accounting requirements of the 1933 Act and the published rules and regulations thereunder;

       (ii) on the basis of procedures (but not an examination in accordance with generally accepted auditing standards) consisting of a reading of the unaudited interim consolidated financial statements of the Company for the three month periods ended March 31, 1995 and March 31, 1996, and the three and six month periods ended June 30, 1995 and June 30,1996, included or incorporated by reference in the Registration Statement and the Prospectuses (collectively, the "10-Q Financials"), a reading of the minutes of all meetings of the stockholders and directors of the Company and its subsidiaries and the _________________ and ________________ Committees of the Company's Board of
Directors and any subsidiary committees since December 31, 1995, inquiries of certain officials of the Company and its subsidiaries responsible for financial and accounting matters, a review of interim financial information in accordance with standards established by the American Institute of Certified Public Accountants in Statement on Auditing Standards No. 71, Interim Financial Information ("SAS 71"), with respect to the periods referenced above and such other inquiries and procedures as may be specified in such letter, nothing came to our attention that caused us to believe that:

       (A) the 10-Q Financials incorporated by reference in the Registration Statement and the Prospectuses do not comply as to form in all material respects with the applicable accounting requirements of the 1934 Act and the 1934 Act Regulations applicable to unaudited financial statements included in Form 10-Q or any material modifications should be made to the 10-Q Financials incorporated by reference in the Registration Statement and the Prospectuses for them to be in conformity with generally accepted accounting principles;

       (B) at [_________, 19___ and at] a specified date not more than five days prior to the date of this Agreement, there was any change in the ___________ of the Company and its subsidiaries or any decrease in the
__________ of the Company and its subsidiaries or any increase in the
__________ of the Company and its subsidiaries, in each case as compared with amounts shown in the latest balance sheet included in the Registration Statement, except in each case for changes, decreases or increases that the Registration Statement discloses have occurred or may occur; or

       (C)    [for the period from _________, 19___ to _________, 19___ and]
for the period from _________, 19___ to a specified date not more than five days prior to the date of this Agreement, there was any decrease in _________, __________ or ___________, in each case as compared with the comparable period in the preceding year, except in each case for any decreases that the Registration Statement discloses have occurred or may occur;

       (iii) based upon the procedures set forth in clause (ii) above and a reading of the [Selected Financial Data] included in the Registration Statement [and a reading of the financial statements from which such data were derived], nothing came to our attention that caused us to believe that the [Selected Financial Data] included in the Registration Statement do not comply as to form in all material respects with the disclosure requirements of Item 301 of Regulation S-K of the 1933 Act [, that the amounts included in the [Selected Financial Data] are not in agreement with the corresponding amounts in the audited consolidated financial statements for the respective periods or that the financial statements not included in the Registration Statement from which certain of such data were derived are not in conformity with generally accepted accounting principles];

       (iv) we have compared the information in the Registration Statement under selected captions with the disclosure requirements of Regulation S-K of the 1933 Act and on the basis of limited procedures specified herein. Nothing came to our attention that caused us to believe that this information does not comply as to form in all material respects with the disclosure requirements of Items 302, 402 and 503(d), respectively, of Regulation S-K;

       [(v)   based upon the procedures set forth in clause (ii) above, a reading of the unaudited financial statements of the Company for [the most recent period] that have not been included in the Registration Statement and a review of such financial statements in accordance with SAS 71, nothing came to our attention that caused us to believe that the unaudited amounts for _____________ for the [most recent period] do not agree with the amounts set forth in the unaudited consolidated financial statements for those periods or that such unaudited amounts were not determined on a basis substantially consistent with that of the corresponding amounts in the audited [consolidated] financial statements;]

       [(vi)] in addition to the procedures referred to in clause (ii) above, we have performed other procedures, not constituting an audit, with respect to certain amounts, percentages, numerical data and financial information appearing in the Registration Statement, which are specified herein, and have compared certain of such items with, and have found such items to be in agreement with, the accounting and financial records of the Company.





                                      A-2